NUMBER

U-__________

UNITS

SEE REVERSE FOR
CERTAIN DEFINITIONS

SYMPHONY ACQUISITION CORP.

CUSIP 87154H 202

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT ____

is the owner of ____ Units.

Each Unit ("Unit") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of Symphony Acquisition Corp., a Delaware corporation (the "Company"), and one warrant (the "Warrant"). The Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). The Warrant will become exercisable on the later of (i) the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination or (ii) ____________, 2009 and will expire unless exercised before 5:00 p.m., New York City Time, on ___________, 2012, or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrant comprising the Units represented by this certificate are not transferable separately prior to __________, 2008, subject to earlier separation in the discretion of EarlyBirdCapital, Inc. The terms of the Warrant are governed by a Warrant Agreement, dated as of _______, 2008, between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, New York, New York 10038, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:
By

Symphony Acquisition Corp.
CORPORATE
DELAWARE
SEAL
2006

______________________ Chairman

______________________ Secretary

Symphony Acquisition Corp.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian ______ (Cust) (Minor)
TEN ENT –	as tenants by the entireties	under Uniform Gifts to Minors
JT TEN –	as joint tenants with right of survivorship and not as tenants in common	Act ____________ (State)

Additional Abbreviations may also be used though not in the above list.

For value received, _________________________ *hereby sells, assigns and transfers unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____ *Units*

represented by the within Certificate, and does hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated ________________

____

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

____

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).